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                                                                    Exhibit 99.2

                                    PROXY
                             CFM TECHNOLOGIES, INC.
                             150 Oaklands Boulevard
                            Exton, Pennsylvania 19341

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               The undersigned hereby appoints Roger Carolin and ________ (the "Proxies"), and each of them, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of common stock of CFM Technologies, Inc. (the "Company") held of record by the undersigned on September __, 2000 at the Special Meeting of Stockholders to be held on October __, 2000 or any adjournment thereof.


     1. To approve and adopt the Agreement and Plan of Merger, dated as of June 27, 2000, by and among Mattson Technology, Inc., M2C Acquisition Corporation, a wholly owned subsidiary of Mattson, and CFM Technologies, Inc., and to approve the merger transaction contemplated thereby.

          [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN


     2. To transact such other business as may properly come before the meeting.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR Proposal 1.

     Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                      Dated:                                2000
                                            ------------------------------------

                                      ------------------------------------------
                                                       Signature


                                      ------------------------------------------
                                                 Signature if held jointly

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.